EXHIBIT (a)(1)(D)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

TECHNOLOGY FLAVORS & FRAGRANCES, INC.

AT

$1.55 NET PER COMMON STOCK

BY

FFG MERGER CORPORATION,

A WHOLLY-OWNED SUBSIDIARY OF

FFG INDUSTRIES, INC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 14, 2005, UNLESS THE OFFER IS EXTENDED.

May 16, 2005

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

This letter relates to the offer being made by FFG Industries, Inc., a Delaware corporation (“FFG”), through FFG Merger Corporation, a Delaware corporation (“Purchaser”), a wholly-owned subsidiary of FFG, to purchase all of the issued and outstanding Common Stock, par value $0.01 per share (the “Common Shares”) of Technology Flavors & Fragrances, Inc., a Delaware corporation (the “Company”), at a price of $1.55 per Common Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase dated May 16, 2005 and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”). Unless the context requires otherwise, all references to “Shares” or “Securities” shall mean Common Shares.

The Offer is conditioned upon, among other things, the following:

•	there being validly tendered and not withdrawn prior to the expiration date of the Offer the number of Shares representing at least 90% of the total voting stock of the Company then outstanding; and

•	there shall not have been any change, event, development or circumstance having, or that could reasonably be expected to have, individually or in the aggregate, (1) a Material Adverse Effect on FFG and the Company, as combined after the Merger, or (2) a Company Material Adverse Effect.

For your information and for forwarding to your clients for whom you hold Securities registered in your name or in the name of your nominee, we are enclosing the following documents:

1. Offer to Purchase dated May 16, 2005;

2. Letter of Transmittal for your use and for the information of your clients (including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding);

3. Notice of Guaranteed Delivery to be used to accept the Offer if the Securities and all other required documents cannot be delivered to Mellon Investor Services LLC (“the Depositary”) by the Expiration Date (as defined in the Offer to Purchase);

4. A form of letter which may be sent to your clients for whose accounts you hold Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer;

5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withheld; and

6. A return envelope addressed to the Depositary.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 14, 2005, UNLESS THE OFFER IS EXTENDED.

Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent or the Depositary as described in the Offer to Purchase) for soliciting tenders of Securities pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. Purchaser will pay all stock transfer taxes applicable to its purchase of Securities pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Common Shares, and any other required documents, should be sent to the Depositary by 12:00 Midnight, New York City time, on June 14, 2005.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

Very truly yours,

FFG INDUSTRIES, INC.

FFG MERGER CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PURCHASER, FFG, THE INFORMATION AGENT, OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

2